UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AccuStem Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5 Penn Plaza, 19th Floor, #1954

New York, New York 10001

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 10, 2022

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of AccuStem Sciences, Inc. (the “Company”), which will be held on October 10, 2022 at 9:00 a.m. Eastern Daylight Time, at the offices of Sheppard Mullin Richter & Hampton LLP located at 30 Rockefeller Plaza, New York, NY 10112. At the Annual Meeting, the holders of our outstanding common stock will act on the following matters:

1.	To elect four (4) members to our board of directors;

2.	To ratify the appointment of Mazars USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	To approve an amendment to our Amended and Restated Certificate of Incorporation (the “Charter”), to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between one-for-two and one-for-fifteen, at any time prior to October 10, 2023, the implementation and timing of which shall be subject to the discretion of our board of directors; and

4.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our board of directors has fixed September 14, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 7:00 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important notice regarding the availability of proxy materials for the annual meeting to be held on October 10, 2022 at 9:00 a.m. Eastern Daylight Time at the offices of Sheppard Mullin Richter & Hampton LLP located at 30 Rockefeller Plaza, New York, NY 10112.

The proxy statement and annual report to stockholders are available at

www.annualgeneralmeetings.com/accustem.

BY ORDER OF THE BOARD OF DIRECTORS

September 14, 2022	/s/ Wendy Blosser
Wendy Blosser Chief Executive Officer and Director

Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

5 Penn Plaza, 19th Floor, #1954

New York, New York 10001

PROXY STATEMENT FOR THE

2022 ANNUAL MEETING OF STOCKHOLDERS

To be held October 10, 2022

The board of directors (the “Board”) of AccuStem Sciences, Inc. (“AccuStem” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held October 10, 2022, at 9:00 a.m. Eastern Daylight Time, at the offices of Sheppard Mullin Richter & Hampton LLP, located at 30 Rockefeller Plaza, New York, NY 10112, and at any adjournment thereof. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held October 10, 2022:

The Notice of Meeting, Proxy Statement, and 2021 Annual Report on Form 10-K are available at: www.annualgeneralmeetings.com/accustem

ACCUSTEM SCIENCES, INC.

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QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Wendy Blosser, Chief Executive Officer, and Keeren Shah, Chief Financial Officer, as your proxies for the Annual Meeting and you are authorizing each proxy to vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC,” to give you when we ask you to sign a proxy card designating Wendy Blosser and Keeren Shah as proxies to vote on your behalf.

Why did I receive this proxy statement?

We sent you this proxy statement and proxy card because our Board is soliciting your proxy to vote at the Annual Meeting and any adjournment or postponement thereof. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card or vote over the Internet or by fax.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

Who may attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

How do I attend the Annual Meeting?

The Annual Meeting will be held on October 10, 2022, at 9:00 a.m. Eastern Daylight Time at the offices of Sheppard, Mullin Richter & Hampton LLP, located at 30 Rockefeller Plaza, New York, NY 10112. Information on how to vote in person at the Annual Meeting is discussed below.

Who is entitled to vote?

The Board has fixed the close of business on September 14, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 11,337,571 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

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What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, Pacific Stock Transfer Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How will my shares be voted if I give no specific instruction?” below for information on how shares held in street name will be voted without instructions provided.

What am I voting on?

There are three (3) matters scheduled for a vote:

1.	To elect four (4) members to our Board;

2.	To ratify the appointment of Mazars USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	To approve an amendment to our Charter, to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between one-for-two and one-for-fifteen, at any time prior to October 10, 2023, the implementation and timing of which shall be subject to the discretion of our board of directors.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. The proxies also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your proxy card.

2. Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3. Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1. Vote by Internet. The website address for Internet voting is on your vote instruction form.

2. Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

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3. Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is my vote confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What constitutes a quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, 5,668,786 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How will my shares be voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“For” the election of four (4) members to our Board;

2.	“For” the ratification of the appointment of Mazars USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.	“For” the approval of an amendment to our Charter, to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between one-for-two and one-for-fifteen, at any time prior to October 10, 2023, the implementation and timing of which shall be subject to the discretion of our board of directors.

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This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the Board’s designated proxies.

If your shares are held in street name, see “What is a broker non-vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a broker non-vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Our common stock is quoted on the OTCQB. However, under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes: (i) Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal; (ii) Proposal No. 2 for the ratification of the appointment of Mazars USA LLP as our independent registered public accounting firm is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal; and (iii) Proposal No. 3 for the approval of the reverse stock split is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. Because NYSE rules apply to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though our common stock is listed on the Nasdaq Capital Market.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Generally, unless provided otherwise by applicable law, our bylaws (the “Bylaws”) provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, abstentions will have no effect with respect to Proposals 1 and 2. Abstentions will have the effect of a vote “against” Proposal 3.

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How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	None(2)	Yes(4)

Proposal No. 3: Authorization of the reverse stock split.	The affirmative vote of the holders of a majority of the outstanding shares of our common stock.	(5)	Yes(4)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.

(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

(5)	Abstentions will have the effect of a vote against this proposal.

What are the voting procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of the Company by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: AccuStem Sciences, Inc., 5 Penn Plaza, 19th Floor, #1954, New York, New York 10001, Attention: Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

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Do I have dissenters’ rights of appraisal?

Stockholders do not have appraisal rights under Delaware law or under the Company’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2023 Annual Meeting?

Our Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal or nomination in writing to our Secretary.

To be timely for the 2023 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between June 13, 2023 and July 13, 2023; provided, however, that if the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the 2022 Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered, not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the 10th day following the day on which a public announcement of the date of the 2023 Annual Meeting is first made. A stockholder’s notice to the Secretary must set forth the information required by our Bylaws as to each matter the stockholder proposes to bring before the 2023 Annual Meeting of Stockholders.

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) must be submitted in writing to our Secretary at 5 Penn Plaza, 19th Floor, #1954 New York, NY 10001, and received no later than May 13, 2023, to be includable in our proxy statement and related proxy for the 2023 Annual Meeting. However, if the date of the 2023 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, October 10, 2023, to be considered for inclusion in proxy materials for our 2023 Annual Meeting, a stockholder proposal must be submitted in writing to our Secretary at 5 Penn Plaza, 19th Floor, #1954 New York, NY 10001, a reasonable time before we begin to print and send our proxy materials for the 2023 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

If you wish to submit a proposal that is not to be included in the proxy materials for the 2023 Annual Meeting, your proposal must be submitted in writing to our Secretary at 5 Penn Plaza, 19th Floor, #1954 New York, NY 10001 by May 13, 2023. However, if the date of the 2023 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, October 10, 2023, to be brought before our 2023 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 5 Penn Plaza, 19th Floor, #1954 New York, NY 10001, a reasonable time before we begin to print and send our proxy materials for the 2023 Annual Meeting.

Do the Company’s officers, directors, director nominees, or associates of such persons have an interest in any of the matters to be acted upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1. Members of the Board, executive officers, and director nominees of AccuStem Sciences, Inc., and associates of such persons, do not have any interest in Proposals 2 or 3.

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PROPOSAL 1:

ELECTION OF DIRECTORS

Board Size and Structure

Our amended and restated Certificate of incorporation, as amended (the “Certificate of Incorporation”), and our Bylaws provide that our business is to be managed under the direction of our Board. Our Board is required to consist of not less than one (1) director. The number of directors is currently fixed at five (5) by resolution of the Board.

Our Board currently consists of four (4) directors. Our Certificate of Incorporation provides that the number of directors on our Board shall be fixed exclusively by resolution adopted by a majority of incumbent directors. At each annual meeting, directors shall be elected by the stockholders for a term of one (1) year. Each director shall serve until his or her successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Pursuant to our Certificate of Incorporation, directors may be removed from office only for cause at a meeting of stockholders called for that purpose, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

Our Board held 1 meeting during 2021 and took action by written consent on 3 occasions. Each of our directors serving in 2021 attended at least 75% of the total number of meetings of the Board and applicable committees that each director was eligible to attend.

Nominees for Election

Wendy Blosser, Gabriele Cerrone, Willy Simon, and John Brancaccio have been nominated by the Board to stand for election at the Annual Meeting. If elected by the stockholders at the Annual Meeting, each nominee will serve for a term expiring at the 2023 Annual Meeting and the election and qualification of their successors, or until their earlier death, resignation, disqualification or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any nominee will be unable to serve.

Information About Board Nominees

The following pages contain certain biographical information for the nominees for director, including all positions currently held, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which such nominee currently serves as a director or has served as a director during the past five years.

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Wendy Blosser. Ms. Blosser (56) has served as our Chief Executive Officer and director since March 2022. Prior to joining our company, Ms. Blosser held various roles launching, relaunching and building organizations in the diagnostic, surgical and capital spaces, with a primary focus in oncology and women’s health. Prior to joining us, Ms. Blosser took a one year sabbatical for personal reasons. From May of 2019 through March 2021, Ms. Blosser served as Chief Commercial Officer at Agendia N.V.. From March 2018 to May 2019, Ms. Blosser held multiple executive roles for the Caravel Ventures portfolio (Animated Dynamics, Strand Diagnostics). From February 2015 to March 2018, Ms. Blosser was Vice President of Sales (February 2015 to March 2017) and then Chief Commercial Officer (March 2017 to March 2018) for Biodesix.. Prior to that, Ms. Blosser served as VP of Sales with Integrated Oncology (LabCorp subsidiary). Ms. Blosser began her career in diagnostics at Cytyc Corporation holding several leadership positions in her eight years with the company. We believe Ms. Blosser’s background launching and relaunching products in the diagnostics space, experience providing advisory support to various companies and track record in corporate leadership roles qualifies her to be a member of the Board of Directors.

Gabriele Cerrone. Mr. Cerrone (50) has served as a director of our company since March 2021. Mr. Cerrone founded ten biotechnology companies in oncology, infectious diseases and molecular diagnostics, and has listed seven of these companies on Nasdaq, two on the London Stock Exchange Main Market and AIM Market in London. Mr. Cerrone founded Tiziana Life Sciences Ltd. and has been its Executive Chairman since April 2014. Mr. Cerrone co-founded Cardiff Oncology, Inc., an oncology company and served as its Co-Chairman; he was a co-founder and served as Chairman of both Synergy Pharmaceuticals, Inc. and Callisto Pharmaceuticals, Inc. and was a Director of and led the restructuring of Siga Technologies, Inc. Mr. Cerrone also co-founded FermaVir Pharmaceuticals, Inc. and served as Chairman of the Board until its merger in September 2007 with Inhibitex, Inc. Mr. Cerrone served as a director of Inhibitex, Inc. until its US$2.5bn sale to Bristol Myers Squibb Co in 2012. Mr. Cerrone is the Co-Founder of Rasna Therapeutics Inc., a company focused on the development of therapeutics for leukemias; Co-Founder of Hepion Pharmaceuticals, Inc.; Executive Chairman and Co-Founder of Gensignia Life Sciences, Inc., a molecular diagnostics company focused on oncology using microRNA technology; and founder of BioVitas Capital Ltd. Mr. Cerrone graduated from New York University’s Stern School of Business with a master’s degree in business administration (MBA). We believe Mr. Cerrone’s business and financial expertise qualifies him to be a member of the Board.

Willy Simon. Mr. Simon (70) has served as a director of the company since March 2021. He is a banker and worked at Kredietbank N.V. and Citibank London before serving as an executive member of the Board of Generale Bank NL from 1997 to 1999 and as the chief executive of Fortis Investment Management from 1999 to 2002. He acted as chairman of Bank Oyens & van Eeghen from 2002 to 2004. He was chairman of AIM-tradedVelox3 plc (formerly 24/7 Gaming Group Holdings plc) until 2014 and had been a director of Playlogic Entertainment Inc., a Nasdaq OTC listed company. Willy Simon has been the chairman of Bever Holdings, a company listed in Amsterdam, since 2006 and Chairman of Ducat Maritime since 2015. He is also a non-executive director of OKYO Pharma Ltd. and Tiziana Life Sciences Ltd. We believe Mr. Simon’s business expertise qualifies him to be a member of the Board.

John Brancaccio. Mr. Brancaccio (74), a retired CPA, has served as a director of our company since March 2021 . From April 2004 until May 2017, Mr. Brancaccio was the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies. Mr. Brancaccio served as a director of Callisto Pharmaceuticals, Inc. from April 2004 until its merger with Synergy Pharmaceuticals, Inc. in January 2013 and has been a director of Tamir Biotechnology, Inc. (formerly Alfacell Corporation) since April 2004, as well as a director of Hepion Pharmaceuticals, Inc. since December 2013, Rasna Therapeutics, Inc. since September 2016, Okyo Pharma Ltd. since June 2020 and Tiziana Life Sciences Ltd. since July 2020. Mr. Brancaccio served as a director of Synergy from July 2008 until April 2019. We believe Mr. Brancaccio’s financial experience qualifies him to be a member of the Board.

Board Leadership Structure and Risk Oversight

Our Chief Executive Officer, Wendy Blosser, also serves as a director. Our Board has determined that this leadership structure is appropriate and effective for us at this time. This structure effectively utilizes Ms. Blosser’s knowledge of our company and the industry in which we operate, while fostering greater communication and producing a greater degree of transparency between management and our directors.

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees also provide risk oversight in respect of its areas of concentration and reports material risks to the Board for further consideration.

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Board Attendance at Annual Meetings of Stockholders

We, as a matter of policy, encourage our directors to attend meetings of stockholders but we do not require attendance.

Communication with our Board of Directors

Stockholders may communicate with our Board through the Secretary by writing to the following address: c/o Secretary, AccuStem Sciences, Inc., 5 Penn Plaza, 19th Floor, #1954 New York, NY 10001. The envelope containing such communication should contain a clear notation that the letter is “Stockholder-Board Communication” or “Stockholder-Director Communication” or a similar statement to indicate it is intended for the Board. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board or certain specified directors.

Term of Office

Officers hold office until his or her successor is elected and qualified. Directors are appointed to serve for one year until the first anniversary of the annual meeting of stockholders at which such director was elected, and until their successors have been elected and qualified.

Director Independence

We use the definition of “independence” of The Nasdaq Stock Market LLC (“Nasdaq”) listing rules to make this determination. Nasdaq listing rules provide that an “independent director” is “a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or has been within the last three (3) years, an employee of the Company or an immediate family member of the director is, or has been within the last three (3) years, an executive officer of the Company;

●	the director has accepted or has a family member who has accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three (3) years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a family member who is an employee (other than an executive officer) of the Company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

●	the director is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the Company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

●	the director is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

●	the director is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Under such definitions, we consider Mr. Simon and Mr. Brancaccio to be “independent.” For an issuer transferring to Nasdaq from another capital market that does not have a substantially similar requirement, Nasdaq listing rules permit a phase-in period of up to one year to comply with its requirement that a majority of the board of directors be made up of independent directors. Our common stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements..

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Committees of the Board

Our Board has established three standing committees: Audit, Compensation, and Nomination. Each of these standing committees operate pursuant to its respective charter. The committee charters are reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below. Each committee charter is available on our website at www.accustem.com.

Audit Committee

The Audit Committee, among other things, is responsible for:

●	monitoring the quality of internal controls and ensuring our financial performance is properly measured and reported on;

●	consideration of the directors’ risk assessment and suggesting items for discussion with the full Board;

●	receipt and review of reports from our management and auditors relating to the interim and annual accounts, including a review of accounting policies, accounting treatment and disclosures in the financial reports;

●	consideration of the accounting and internal control systems in use throughout the Company and its subsidiaries; and

●	overseeing our relationship with external auditors, including making recommendations to the Board as to the appointment or re-appointment of the external auditors, reviewing their terms of engagement, and monitoring the external auditors’ independence, objectivity and effectiveness.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and Nasdaq listing rules. The Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that Mr. Brancaccio meets the qualifications of an Audit Committee financial expert.

The Audit Committee consists of Mr. Brancaccio and Mr. Simon. Mr. Brancaccio chairs the Audit Committee. The Audit Committee did not hold any meetings in 2021.

Compensation Committee

The Compensation Committee is responsible for:

●	the review of the performance of the Executive Directors;

●	recommendations to the Board on matters relating to the remuneration and terms of service of the Executive Directors; and

●	recommendations to the Board on proposals for the granting of share options and other equity incentives pursuant to any share option scheme or equity incentive scheme in operation from time to time.

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The Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

The Compensation Committee consists of Mr. Brancaccio and Mr. Simon. Mr. Simon serves as chairman of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules. The Compensation Committee did not hold any meetings in 2021.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, is responsible for:

●	reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

●	evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

●	working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

●	establishing and overseeing a policy for considering stockholder nominees for directors, and developing the procedures that must be followed by stockholders in submitting recommendations;

●	annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

●	reviewing, evaluating, and recommending changes to the Company’s corporate governance guidelines and Committee Charters;

●	recommending to the Board individuals to be elected to fill vacancies and newly created directorships; and

●	overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

The Board has adopted a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee consists of Mr. Brancaccio and Mr. Simon. The Company’s Board has determined that each of Mr. Brancaccio and Mr. Simon is independent within the meaning of the independent director guidelines of Nasdaq listing rules. The Nominating and Corporate Governance did not hold any meetings in 2021.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the Board or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Company’s Board or its compensation committee. None of the members of the Company’s compensation committee is, or has ever been, an officer or employee of the Company.

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Code of Business Conduct and Ethics

The Company’s Board adopted a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq Capital Market. The code of business conduct and ethics is publicly available on the Company’s website. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by the Company’s Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq Capital Market.

Director and Non-Employee Compensation Policy

The table above sets forth information regarding compensation earned by our non-employee Directors for the year ended December 31, 2021.

	For the Year Ended December 31, 2021
NAME	FEES EARNED OR PAID IN CASH ($)	TOTAL($)
Dr. Kunwar Shailubhai(1)	—	—
Gabriele Cerrone	—	—
Willy Simon	4,166	4,166
John Brancaccio	4,166	4,166

(1) Dr. Shailubhai resigned as a director on June 20, 2021.

Required Vote for Approval

A plurality of the votes cast at the Annual Meeting is required to elect a nominee as a director.

Board Recommendation

The Board unanimously recommends a vote “FOR” the election of Wendy Blosser, Gabriele Cerrone, Willy Simon, and John Brancaccio as directors of the Company.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected Mazars USA LLP to audit our financial statements for the fiscal year ending December 31, 2022. Mazars USA LLP has audited our financial statements since their appointment in March 2022.

Although stockholder approval of the selection of Mazars USA LLP is not required by law, our Board believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board may reconsider its selection of Mazars USA LLP. Representatives of Mazars USA LLP are expected to be at the Annual Meeting to answer any questions and make a statement should they choose to do so.

Fees of Independent Registered Public Accounting Firm

Mazars LLP has been our auditor since our incorporation on June 5, 2020. Mazars LLP is registered to perform audits in the U.K. by the Institute of Chartered Accountants in England and Wales and is a registered auditor with the PCAOB. In March 2022, the Audit Committee approved the appointment of Mazars USA LLP as the Company’s new independent registered public accounting firm The following table shows the fees that were incurred by the Company for audit and other services provided by Mazars LLP for the years ended December 31, 2021 and 2020.

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	Year Ended December 31,
	2021	2020
Audit Fees* (a)	$44,187	$41,195
Audit Related Fees	-	-
Tax Fees	-	-
Other Fees	-	-
Total	$44,187	$41,195

Mazars USA LLP was not engaged until March 2022, and accordingly no fees were paid to Mazars USA LLP in 2020 or 2021.

(a)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and the review of its financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory or regulatory filings.

Pre-Approval Policies and Procedures

All audit related services, tax services and other services rendered by Mazars USA LLP were pre-approved by the Company’s Board. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for the Company by its independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Board Recommendation

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Mazars USA LLP as our independent registered public accounting firm.

PROPOSAL 3:

THE REVERSE STOCK SPLIT PROPOSAL

Our Board has approved an amendment to our Amended and Restated Certificate of Incorporation to combine the outstanding shares of our common stock into a lesser number of outstanding shares (a “Reverse Stock Split”). If approved by the stockholders as proposed, the Board would have the sole discretion to effect the Reverse Stock Split, if at all, within one (1) year of the date the proposal is approved by stockholders and to fix the specific ratio for the combination within a range of one-for-two to a maximum of a one-for-fifteen split. The Board has the discretion to abandon the amendment and not implement the Reverse Stock Split.

If approved by our stockholders, this proposal would permit (but not require) the Board to effect a Reverse Stock Split of the outstanding shares of our common stock within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of no split to a maximum of a one-for-fifteen split, with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval. We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

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In fixing the ratio, the Board may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market; the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. Any amendment to our certificate of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the Board, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to increase the per share price and bid price of our common stock to comply with the listing requirements of Nasdaq.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the bid price of the Company’s common stock will be sufficient, over time, for the Company to maintain compliance with the Nasdaq minimum bid price requirement.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the Board effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the Board. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the common stock. Additionally, the Reverse Stock Split will have no effect on the number of common stock that we are authorized to issue. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock will remain fully paid and non-assessable.

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After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of common stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

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Accounting Matters

The proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

●	an individual citizen or resident of the United States;
●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

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General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve this proposal.

Board Recommendation

The Board unanimously recommends a vote “FOR” Proposal 3.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of date of this proxy statement. Other than as disclosed below, there are no family relationships among any of our executive officers or directors.

Name	Age	Positions
Wendy Blosser	56	Chief Executive Officer, Director
Jeff Fensterer	43	Chief Operating Officer
Joe Flanagan	48	Chief Business Officer
Keeren Shah	46	Chief Financial Officer

See “Proposal No. 1—Election of Directors” for biographical and other information regarding Wendy Blosser.

Jeff Fensterer – Chief Operating Officer

Jeff Fensterer has been our Chief Operating Officer since December 2021. Prior to joining us, Mr. Fensterer served as Vice President of Global Marketing and Market Strategy at Agendia N.V. from July 2019 to December 2021. During that time he led product strategy to commercialize novel technologies and developed a marketing program resulting in strong sales volume and revenue growth. From March 2018 to June 2019, Mr. Fensterer held multiple leadership roles for the Caravel Ventures portfolio (Animated Dynamics, Strand Diagnostics). From February 2015 to March 2018, Mr. Fensterer held various commercial leadership roles including Senior Director of Commercial Strategy for Biodesix. Mr. Fensterer received an MBA from Carnegie Mellon Tepper School of Business in May 2015 and a BS degree from Saint Vincent College in May 2001.

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Joe Flanagan – Chief Business Officer

Joe Flanagan has been our Chief Business Officer since January 2022. Mr. Flanagan has more than 25 years of sales excellence experience and is a strategic expert, playing a leading role in the commercial development and successful launch of several product offerings from early-stage diagnostic startups to large pharmaceutical companies. Prior to joining us, from April 2021 to January 2022, Mr. Flanagan held a commercial leadership role with Ambry Genetics in their oncology franchise. From July 2019 to March 2021, Mr. Flanagan served as the Vice President of Market Development for Agendia N.V. where he led strategic sales initiatives. From July 2018 to July 2019, he was Vice President of Sales for Circulogene where he led the company’s efforts to sell blood-based genomic and genetic testing for patients with cancer. From March 2015 through July 2018, Mr. Flanagan was the Area Vice President of Sales, East for Biodesix where he was responsible for sales and revenue for the Eastern United States.

Keeren Shah – Chief Financial Officer

Keeren Shah has been our Chief Financial Officer since August 2021. Ms. Shah has also served as the Chief Financial Officer of OKYO Pharma Limited since March 2021 and the Finance Director of Tiziana Life Sciences Limited and Rasna Therapeutics, Inc. since August 2020, having previously served as the Financial Controller for Tiziana and its related companies from June 2016 to July 2020. Previously, Ms. Shah spent ten years at Visa, Inc. as a senior leader in its finance team where she was responsible for key financial controller activities, financial planning and analysis, and core processes as well as leading and participating in key transformation programs and Visa Inc.’s initial public offering. Before joining Visa, Ms. Shah held a variety of finance positions at other leading companies including Arthur Andersen and BBC Worldwide. She holds a Bachelor of arts with honors in Economics and is a member of the Chartered Institute of Management Accountants.

EXECUTIVE COMPENSATION

Summary Compensation Table

For the period from June 5, 2020 to December 31, 2020, and for the year ended December 31, 2021, we did not pay any cash compensation or benefits, such as pension, retirement or similar benefits, to our executive officers.

Offer Letters

Wendy Blosser

We entered into an offer letter with Ms. Blosser on February 18, 2022 which was effective on March 4, 2022. This offer letter entitles Ms. Blosser to receive an initial annual base salary of $425,000 per year. Ms. Blosser is eligible to receive an annual bonus of up to 45% of her base salary, such bonus amount to be determined by our board of directors in its sole discretion, provided that $47,813 of such bonus was guaranteed as paid in the first quarter of 2022. Ms. Blosser received a stock option to purchase 490,000 shares of common stock at an exercise price of $2.66 per share which options vest 10% of the shares on each of the first, second, and third anniversaries of March 4, 2022, 20% of the shares upon the fourth anniversary of March 4, 2022, 25% of the shares upon our completion of a single equity financing which results in net proceeds to us of not less than $30,000,000 and 25% of the shares upon us launching a CLIA certified lab in the US by the end of 2023. The agreement provides that Ms. Blosser’s employment with us is at-will. Additionally, Ms. Blosser is subject to a one year non-competition and non-solicitation covenant.

Jeff Fensterer

We entered into an offer letter with Mr. Fensterer on November 25, 2021 which was effective on December 13, 2021. This offer letter entitles Mr. Fensterer to receive an initial annual base salary of $300,000 per year. Mr. Fensterer is eligible to receive an annual bonus of up to 40% of his base salary, such bonus amount to be determined by our board of directors in its sole discretion. Mr. Fensterer received a stock option to purchase 99,000 shares of common stock at an exercise price of $2.66 per share which options vest 10% of the shares on each of the first, second, and third anniversaries of March 4, 2022, 20% of the shares upon the fourth anniversary of March 4, 2022, 25% of the shares upon our completion of a single equity financing which results in net proceeds to us of not less than $30,000,000 and 25% of the shares upon us launching a CLIA certified lab in the US by the end of 2023. The agreement provides that Mr. Fensterer’s employment with us is at-will. Additionally, Mr. Fensterer is subject to a one year non-competition and non-solicitation covenant.

18

Joe Flanagan

We entered into an offer letter with Mr. Flanagan on December 6, 2021 which was effective on January 17, 2022. This offer letter entitles Mr. Flanagan to receive an initial annual base salary of $300,000 per year. Mr. Flanagan is eligible to receive an annual bonus of up to 40% of his base salary, such bonus amount to be determined by our board of directors in its sole discretion. Mr. Flanagan received a stock option to purchase 99,000 shares of common stock at an exercise price of $2.66 per share which options vest 10% of the shares on each of the first, second, and third anniversaries of March 4, 2022, 20% of the shares upon the fourth anniversary of March 4, 2022, 25% of the shares upon our completion of a single equity financing which results in net proceeds to us of not less than $30,000,000 and 25% of the shares upon us launching a CLIA certified lab in the US by the end of 2023. The agreement provides that Mr. Flanagan employment with us is at-will. Additionally, Mr. Flanagan is subject to a one year non-competition and non-solicitation covenant.

Consulting Agreements

Keeren Shah

We entered into a consultancy agreement with Ms. Shah on March 1, 2021 to provide finance director services. This agreement entitles Ms. Shah to receive a base fee of £15,000 ($ , based on an exchange ratio of as of , 2022) per annum. Ms. Shah may also be eligible to receive a bonus in an amount to be determined in our sole discretion.

Ms. Shah is not entitled to any fringe benefits. If Ms. Shah’s consultancy with the Company is terminated without cause, Ms. Shah will be entitled to a payment in lieu of the fee in an amount equal to her base fee for all or any remaining part of the relevant period of notice.

Ms. Shah is also subject to a 6-month non-solicitation covenant.

Gabriele Cerrone

We entered into a consultancy agreement with Mr. Cerrone on January 1, 2022 to provide business development, strategic planning and corporate finance advice, as well as to fulfill the role of Executive Chairman of the board. This agreement entitles Mr. Cerrone to receive a base fee of $66,000 per annum. Mr. Cerrone may also be eligible to receive a bonus in an amount to be determined in our sole discretion.

Mr. Cerrone is not entitled to any fringe benefits. If Mr. Cerrone’s consultancy with the Company is terminated without cause, Mr. Cerrone will be entitled to a payment in lieu of the base fee in an amount equal to his base fee for all or any remaining part of the relevant period of notice..

Mr. Cerrone is also subject to a six-month non-solicitation covenant.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of December 31, 2021.

19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 14, 2022 by:

●	each of our Directors;

●	each of our executive officers; and

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5 percent of our outstanding common stock.

Name and address of beneficial owner(1)	Amount and nature of beneficial ownership	Percent of class(2)
Directors and Executive Officers:
Gabriele Cerrone (4)	3,831,223	33.8%
Willy Simon	413	*
John Brancaccio	-	-
Keeren Shah	250	*
Wendy Blosser	2,000	*
Jeff Fensterer	-	-
Joe Flanagan	-	-
All Officers and Directors as a Group (7 persons)	3,833,886	33.8

5% Stockholders:
Planwise Group Limited (3)	3,294,338	29.1%

* Represents beneficial ownership of less than 1% of our outstanding ordinary shares.

(1) Unless otherwise indicated, the address of each stockholder is c/o AccuStem Sciences, Inc., 5 Penn Plaza, 19th Floor, #1954 New York, NY 10001.

(2) “Percentage of Shares Beneficially Owned” is based on 11,337,571 common stock issued and outstanding as at September 14, 2022.

(3) Gabriele Cerrone, Chairman, is the beneficial owner of the entire issued share capital of Planwise Group Limited. Planwise Group Limited is incorporated in the British Virgin Islands with a registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Planwise is the registered owner, however, Planwise has neither voting power nor dispositive authority for over the shares.

(4) This includes shares held by Mr. Cerrone personally and shares held by Planwise Group Limited and Panetta Partners Limited (being entities in which Mr. Cerrone is considered to have a beneficial interest).

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Common stock subject to options that are currently exercisable or exercisable within 60 days after September 14, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investment power with respect to all of the common stock beneficially owned by them, subject to community property laws, where applicable. To our knowledge there has been no significant change in the percentage ownership held by the major shareholders listed above in the last three years. We are not aware that the Company is directly owned or controlled by another corporation, any foreign government or any other natural or legal person(s) severally or jointly. We are not aware of any arrangement, the operation of which may result in a change of control of the Company.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings. Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements, except for the following: Gabriele Cerrone filed a late Form 3, Dr. Shailubhai Kunwar filed a late Form 3, and Willy Simon filed a late Form 3.

20

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee of the Board is comprised entirely of independent directors who meet the independence requirements of Nasdaq and the SEC. The Audit Committee operates pursuant to a charter that is available on our website at www.accustem.com.

The Audit Committee oversees our financial reporting process on behalf of the Board. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm, Mazars USA LLP (“Mazars USA”), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and Mazars USA the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2021. The Audit Committee also discussed with Mazars USA matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from Mazars USA required by applicable requirements of the Public Company Accounting Oversight Board regarding Mazars USA’s communications with the Audit Committee concerning independence, and has discussed with Mazars USA its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements discussed above be included in AccuStem’s annual report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The Audit Committee has also reappointed Mazars USA to serve as independent auditors for the fiscal year ending December 31, 2022, and requested that this appointment be submitted to our stockholders for ratification at their Annual Meeting.

Submitted by the Audit Committee:

John Brancaccio, Chair
Willy Simon

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except as described below and except for employment arrangements which are described under “executive compensation,” since January 1, 2020, there has not been, nor is there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the total assets at December 31, 2021 and 2020, and any of our directors, executive officers, holders of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Corporate Reorganization

AccuStem Sciences Limited was created in connection with its demerger (spin-off) from Tiziana Life Sciences plc (“Tiziana”) and AccuStem Sciences Limited (“Old AccuStem”) was incorporated in England and Wales on June 5, 2020 as a private company with limited liability under the Companies Act with indefinite life and company number 12647178. The demerger was conditional upon, among other things, court approval of a Tiziana capital reduction, which was approved by special resolution of Tiziana’s stockholders on October 2, 2020. The court sanctioned the related Tiziana capital reduction on October 27, 2020, and the demerger became effective on October 30, 2020.

The demerger agreement provides for the transfer by Tiziana to us of the entire issued share capital of StemPrintER Sciences Limited (“StemPrintER Sciences”), the Tiziana entity to which Tiziana contributed all of the assets and intellectual property relating to the StemPrint project and $1,353,373 (£1,000,000) in cash.

For the purposes of the demerger, Tiziana first transferred the assets relating to the StemPrint project (primarily the benefit of the license from IEO/University of Milan and an outsourced research program) to a separate company, StemPrintER Sciences, together with $1,353,373 (£1,000,000) in cash. As a result of this step, StemPrintER Sciences became an operating entity. In the next step, Tiziana transferred StemPrintER Sciences’ shares to us in return for shares to Tiziana’s stockholders, on a one for one basis, and Tiziana declared a dividend in specie to its stockholders of those shares.

Tiziana has and will continue to provide certain limited management and administrative services to us following the completion of the demerger pursuant to the terms of the shared services agreement entered into with us on January 1, 2021. Pursuant to the terms of the shared services agreement, Tiziana agreed to provide various administrative, financial, legal, tax, insurance, facility, information technology and other services to us at a price based on a mutually agreed to cost allocation. The shared services agreement had an initial term through December 2021 and has been renewed automatically thereafter for successive three month terms. The parties may mutually terminate the shared services agreement at any time. In addition, we can terminate the shared services agreement upon 30 days prior written notice. Both parties may terminate the agreement upon the failure of the other party to perform its respective material obligations.

Agreements with Our Executive Officers and Directors

We entered into a consulting agreement with Ms. Shah on March 1, 2021 to provide finance director services. This agreement entitles Ms. Shah to receive a base fee of £15,000 ($  , based on an exchange ratio of as of , 2022) per annum. Ms. Shah may also be eligible to receive a bonus in an amount to be determined in our sole discretion.

Ms. Shah is not entitled to any fringe benefits. If Ms. Shah’s consulting agreement is terminated without cause, Ms. Shah will be entitled to a payment in lieu of notice to the equal to her base fee for all or any remaining part of the relevant period of notice.

Ms. Shah is also subject to a six-month non-solicitation covenant.

22

Gabriele Cerrone

We entered into a consultancy agreement with Mr. Cerrone on January 1, 2022 to provide business development, strategic planning and corporate finance advice, as well as to fulfill the role of Executive Chairman of the board. This agreement entitles Mr. Cerrone to receive a base fee of $66,000 per annum. Mr. Cerrone may also be eligible to receive a bonus in an amount to be determined in our sole discretion.

Mr. Cerrone is not entitled to any fringe benefits. If Mr. Cerrone’s consultancy with the Company is terminated without cause, Mr. Cerrone will be entitled to a payment in lieu of the base fee in an amount equal to his basic fee for all or any remaining part of the relevant period of notice.

Mr. Cerrone is also subject to a 6-month non-competition and non-solicitation covenant.

GenSignia IP Ltd. License Agreement

On June 23, 2022, we entered into an Assignment and Assumption Agreement with GenSignia IP Ltd. pursuant to which GenSignia assigned all of its rights with respect to the MSC Test under a License Agreement between Biomirna Holdings Ltd. and GenSignia Inc. effective as of December 21, 2011, as amended (the “MSC License”), to us. Gabriele Cerrone, our Chairman is the Chairman of GenSignia. The MSC License provides for the payment of up to $400,000 in milestone payments and low single digit percentage in royalties based on net sales. The MSC License remains in effect until the royalty term has expired with respect to all licensed products in all countries. The MSC License may be terminated by either party in the event of a material breach and in addition, we may terminate the MSC License at any time upon 90 days’ notice.

OTHER MATTERS

The Board knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies. The proxies also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities..

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address or phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 5 Penn Plaza, 19th Floor, #1954 New York, NY 10001, Attn: Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

23

ANNUAL REPORT

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 may be obtained without charge by writing to the Company’s Secretary, AccuStem Sciences, Inc., 5 Penn Plaza, 19th Floor, #1954 New York, NY 10001. The Notice, our Annual Report on Form 10-K and this proxy statement are also available online at www.annualgeneralmeetings.com/accustem.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Wendy Blosser
Wendy Blosser
September 14, 2022	Chief Executive Officer and Director

24

PROXY CARD

ACCUSTEM SCIENCES, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON OCTOBER 10, 2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Wendy Blosser and Keeren Shah, as proxies with full power of substitution, to represent and to vote all the shares of common stock of AccuStem Sciences, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held October 10, 2022 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED AT THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IMPORTANT — This Proxy must be signed and dated below.

The Annual Meeting of Stockholders of AccuStem Sciences, Inc. will be held October 10, 2022 at 9:00 a.m. Eastern Daylight Time at the offices of Sheppard, Mullin, Richter & Hampton LLP, located at 30 Rockefeller Plaza, New York, NY 10112.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of AccuStem Sciences, Inc. to be held at the offices of Sheppard, Mullin, Richter & Hampton LLP, located at 30 Rockefeller Plaza, New York, NY 10112, on October 10, 2022 beginning at 9:00 a.m. Eastern Daylight Time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-3.

1. Election of Director Nominees	FOR	WITHHOLD
01 – Wendy Blosser 02 – Gabriele Cerrone 03 – Willy Simon 04 – John Brancaccio	[ ]	[ ]

2. Proposal to ratify Mazars USA LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. Proposal to amend the Company’s certificate of incorporation to effect the reverse stock split.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion.

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:________________, 2022

Signature

Signature
(Joint Owners)

Name (printed)

VOTING INSTRUCTIONS

You may vote your proxy in the following ways:

1.	VIA INTERNET:

Login to www.annualgeneralmeetings.com/accustem

Enter your control number (12 digit number located below)

2.	VIA MAIL:

Pacific Stock Transfer Company

6725 Via Austi Parkway, Suite 300

Las Vegas, Nevada 89119

CONTROL NUMBER:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m.,

prevailing time, on October 9, 2022.

APPENDIX A

CERTIFICATE OF AMENDMENT

to the

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

ACCUSTEM SCIENCES, INC.

ACCUSTEM SCIENCES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is AccuStem Sciences, Inc. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 1, 2021 ( the “Certificate of Incorporation”).

SECOND: ARTICLE IV, SECTION I of the Corporation’s Certificate of Incorporation shall be amended by inserting Subsection “(C)” at the end of such section which shall read as follows:

C. Reverse Stock Split. Upon the filing (the “Effective Time”) of this Certificate of Amendment pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each [ ] ([ ]) shares of the Corporation’s common stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into [ ] ([ ]) fully paid and nonassessable shares of common stock, par value of  $0.001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the day of , 2022.

ACCUSTEM SCIENCES, INC.

By:
Name:	Wendy Blosser
Title:	Chief Executive Officer

A-1